EXHIBIT 23.1

Independent Accountants’ Consent

The Board of Directors

PhotoMedex, Inc. and Subsidiaries:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/    KPMG LLP

Philadelphia, Pennsylvania

June 27, 2003